Exhibit 3 to the Listed Funds Trust Fund Servicing Agreement
List of Funds and Fee Schedule at April 2019

Name of Series
Innovation α® United States ETF
Innovation α® Global ETF
Innovation α® Trade War ETF
Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 for funds where M·CAM International, LLC acts as Adviser to the fund in the Listed Funds Trust (LiFT).2

Annual Minimum per Fund            Basis Points on Trust AUM
Funds 1-5 $[ ]            First $[ ]m [ ] bps
Funds 6-10 $[ ]            Next $[ ]m [ ]bps
Funds 11-15 $[ ]            Next $[ ]m [ ] bps
Funds 16+ $[ ]     Balance [ ]bps

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with Fund Services prior to the end of the initial two year period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, “The Adviser” would owe Fund Services up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

Adviser’s Signature below acknowledges approval of the fee schedule (including base fee and additional fees) on this Exhibit 3.

M·CAM International, LLC

By: /s/ David E. Martin
Printed Name: David E. Martin
Title: Chief Executive Officer
Date: April 12, 2019

Exhibit 2 (continued) to the Listed Funds Trust Fund Servicing Agreement
Accounting, Administration, Transfer Agent Services in addition to the Base Fee
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)

▪	$0[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$[ ] – Bank Loans

▪	$[ ] – Swaptions

▪	$[ ] – Intraday money market funds pricing, up to 3 times per day

▪	$[ ] – Credit Default Swaps

▪	$[ ] per Month Manual Security Pricing (>25per day)
NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
LiFT Trust Chief Compliance Officer Annual Fee (subject to board approval)

▪	$[ ] for the first fund

▪	$[ ] for each additional fund

▪	$[ ] per sub-advisor per fund

▪	Additional $[ ] per distributor other than Quasar Distributors, LLC
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative
SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund

▪	Form N-CEN - $[ ] per year, per Fund
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*

▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly

Exhibit 3 (continued) to the Listed Funds Trust Fund Servicing Agreement
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by Fund Services upon client request)
Controlled Foreign Corporation (CFC)

▪	Fund Services Fee Schedule plus $[ ]
C- Corp Administrative Services

▪	1940 Act C-Corp – Fund Services Fee Schedule plus $[ ]

▪	1933 Act C-Corp – Fund Services Fee Schedule plus $[ ]
Daily Compliance Services

▪	Base fee – $[ ] per fund per year

▪	Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)

▪	$[ ] set up fee per fund complex

▪	$[ ] per fund per month

Fees are calculated pro rata and billed monthly

Exhibit 3 (continued) to the Listed Funds Trust Fund Servicing Agreement
Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds
Negotiated Fee – five funds and above

Additional fee of $[ ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Legal Administration Services

▪	Subsequent new fund launch – $[ ] per fund or as negotiated

Drafting SEC exemptive order application for active and/or passively-managed ETF(s), multi-manager relief or other requested relief.

▪	Passively Managed ETF Relief $[ ]

▪	Actively Managed ETF Relief $[ ]
Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements

▪	$[ ] first fund

▪	$[ ] each additional fund up to 5 funds

▪	Fees negotiated for funds 6+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary

▪	Federal and state regulatory filing fees

▪	Expenses from Board of Trustee meetings

▪	Third party auditing

▪	EDGAR/XBRL filing

▪	All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.